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                                                                      Exhibit 14

                          INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
ING Variable Products Trust:

We consent to the reference to our firm under the heading "Financial Highlights" in Appendix C of the ING Large Company Value Portfolio Proxy Statement dated August 29, 2003 and to the incorporation of our opinion dated February 7, 2003 on the December 31, 2002 financial statements.

/s/KPMG LLP

Boston, Massachusetts
July 18, 2003